                                                                   EXHIBIT 4 (a)
                                                                   ---------


                        COMPUTER TASK GROUP, INCORPORATED



[FRONT OF CERTIFICATE]






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


                        COMPUTER TASK GROUP, INCORPORATED


[BACK OF CERTIFICATE]





                                                                              26